                                                                    EXHIBIT 23.7




                        CONSENT OF INDPENDENT AUDITORS


The Bord of Directors
Brooke Group Ltd.

We consent to the incorportion by reference of our report dated March 9, 1995 in the registration statements on Form S-3 (No. 33-38869 and No. 33-63119) and Form S-8 (No. 333-24217) of Brooke Group Ltd., relating to the consolidated statements of operations, stockholders' deficiency and cash flows of MAI Systems Corporation for the year ended December 31, 1994 and related schedule, which report appears in the December 31, 1996 annual report on Form 10-K/A No. 1 of Brooke Group Ltd.


KPMG Peat Marwick LLP



Orange County, California
April 14, 1997


                                 Page 6 of 7